UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2009

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Stout Street, Suite 2000 Denver, CO                      80202
         (Address of principal executive offices)                   (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 31, 2009, William P. Brand, Jr. was elected to serve as the Chief Financial Officer of the registrant.

William P. Brand, Jr. became our Chief Financial Officer effective July 31, 2009.  From February 2009 until July 31, 2009, he served as Manager of HR Energy, LLC, a privately-owned oil and gas exploration company. From June 2008 until December 2008, he served as Interim Chief Financial Officer, Interim Secretary and Interim Treasurer of Galaxy Energy Corporation, and on October 1, 2008 joined Galaxy on a full time basis.  From December 2006 through April 2007, he served as Controller and Chief Accounting Office of Teton Energy Corporation in Denver, Colorado. From August 2005 through July 2006 he was Vice President Finance for PRB Energy Inc., in Denver, Colorado. From November 2003 through July 2005 he served as a project Consultant and worked on several projects in the Denver area, including the restatement team for Qwest Communications International as well as several SOX 404 compliance projects, in Denver, Colorado. He served as Controller and Finance Director from January 2001 until August 2003 for Orica USA Inc., an international manufacturer of mining services products, and from November 1994 through December 2000, he served as Finance Manager/Director for US West International and successor companies, MediaOne Inc. and AT&T Wireless International, in Denver, Colorado and Seattle, Washington. Prior to that he served in several capacities with Monsanto Company, Monsanto Oil Company, and successor, BHP Petroleum Americas Inc., in St. Louis, Missouri, Denver, Colorado and Houston, Texas. He holds a Bachelor of Science degree and an MBA degree from Southern Illinois University, Carbondale Illinois, and is a CPA, inactive, State of Texas.

Mr. Brand will receive an annual salary of $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
August 6, 2009	By: /s/ Kyle L. WhiteJohnson Kyle L. WhiteJohnson Executive Vice President